Exhibit 99.1

Contact:

Investor Relations

212-479-3140

NEW SENIOR ANNOUNCES COMPLETION OF SPIN-OFF FROM NEWCASTLE

NEW YORK — (BUSINESS WIRE) — November 7, 2014 — New Senior Investment Group Inc. (“New Senior” or the “Company”) today announced that its spin-off from Newcastle Investment Corp. (NYSE: NCT; “Newcastle”) was successfully completed on November 6, 2014. Starting on November 7, 2014, New Senior will begin trading on the New York Stock Exchange under the symbol “SNR.”

Holders of Newcastle common stock as of the record date, October 27, 2014, have been electronically issued one share of New Senior common stock for each share of Newcastle common stock held as of the record date.

ABOUT NEW SENIOR

New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is one of the largest owners of senior housing properties and currently owns 99 properties in 27 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the commencement of trading. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.